EXHIBIT 99.1


TARRANT APPAREL GROUP ENTERS INTO FINAL SETTLEMENT WITH INTERNAL REVENUE SERVICE

LOS ANGELES -- Tarrant Apparel Group (NASDAQ: TAGS) announced today that it has entered into a final settlement agreement and payment plan with the Internal Revenue Service (IRS) relating to certain audits that were previously conducted and disclosed for fiscal years 1996 through 2002. Under the settlement, which totals $14 million, including interest and penalties, the Company will pay the IRS $4 million immediately, and an additional $250,000 per month until repayment in full.

"We believe this settlement with the IRS removes a significant amount of financial uncertainty for Tarrant Apparel and resolves an issue that has required significant management attention for the past several years," said Patrick Chow, Tarrant Apparel's Chief Financial Officer. "The settlement with the IRS is within amounts previously reserved for in our financial statements, and we therefore do not anticipate the settlement to result in any additional charges to income other than interest on the outstanding balance" continued Mr. Chow.

FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this press release include the belief that the IRS settlement will not result in additional expense to the company. Factors which could cause actual results to differ materially from these forward-looking statements include unanticipated expenses incurred in resolving state tax issues related to the matters that are the subject of the IRS settlement. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Gary Nash, CEOcast, Inc. for Tarrant Apparel Group